Exhibit 32.2

CERTIFICATION OF

PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Amendment No. 1 to the Annual Report of Ecoark Holdings, Inc. (the “Company”) on Form 10-K/A for the fiscal year ended December 31, 2015, as filed with the Securities and Exchange Commission on the date hereof, I, Yash Puri, Chief Financial Officer of the Company, certifies to the best of her knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1. Such Amendment No. 1 to the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2015, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Amendment No. 1 to the Annual Report for the fiscal year ended December 31, 2015, fairly presents, in all material respects, the financial condition and results of operations of Ecoark Holdings, Inc.

Date: July 6, 2016

/s/ Yash Puri
Yash Puri
(Principal Financial Officer)